EXHIBIT 99.1

Corvus Gold Expands Mother Lode Land Package, Identifies Three New District-Wide Exploration Targets

VANCOUVER, British Columbia, Feb. 14, 2018 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX:KOR) (OTCQX:CORVF) announces that based on continued exploration success at its Mother Lode project in southern Nevada and an increased understanding of the region, the Company has expanded its land package to approximately 16 square kilometres and outlined three new targets in the Fluorspar Canyon District (Figure 1).

New District-Wide Exploration Targets

These new targets focus on three key controls for the Mother Lode project: 1) a unique favorable Tertiary host rocks on the north side of the hanging wall of the Fluorspar Canyon Fault; 2) the intersection of mineralized, north-trending structural zones; and 3) extensive main gold phase, syn-mineral intrusive activity.  The new targets are listed below:

  Sawtooth – Extends to the north the broad mineralized Daisy structural trend with favorable Tertiary sediments and main stage intrusives and extensive high-level alteration.
  Coronet – Northeast structural extension of the Secret Pass deposit to the south into an area projected in to the favorable Tertiary sedimentary package.  This target was originally identified in the 1990s but, in the opinion of the Company, was never effectively explored, much like the Mother Lode project.
  Willy’s – Projected intersection of the mineralized Sterling intrusive trend and the newly defined Jasperoid Ridge zone of mineralization into a covered range front target environment.

Jeff Pontius, President and CEO of Corvus states, “Continued successful drilling at the Mother Lode project has prompted us to expand our focus for district-wide exploration targets in this new Nevada gold district.  Our evolving understanding of the key ore controls on the Mother Lode deposit have given us confidence in our ability to identify areas with potential for these types of deposits.  Our initial focus in 2018 will be to fully evaluate the potential for the Mother Lode project and its possible sister deposit, Flatiron.  In addition, Corvus is currently conducting surface exploration on the three new targets areas ahead of testing in the fall.  We believe that the Fluorspar Canyon Fault Zone is quickly evolving into a new Nevada gold district, with multiple companies drilling projects with potential new discoveries in the works.”

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to American Assay Laboratories (AAL) in Reno, Nevada, for preparation and assaying.  AAL is independent of the Company.  AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control.  A qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement.  There were no limitations on the verification process.

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project is adjacent to a major highway and power corridor as well as a large water right. The Company also controls 194 federal unpatented mining claims on the Mother Lode project which totals 1,597 hectares which it owns 100% of.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada.  In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:  Ryan Ko
                                    Investor Relations
                                    Email: info@corvusgold.com
                                    Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the rapid and effective capture of the potential of our new Mother Lode project, the potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the Company’s belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the Mother Lode project, the statement that the Fluorspar Canyon Fault Zone is quickly evolving into a new Nevada gold district,, the growth potential of the Mother Lode project and the potential for any mining or production at the Mother Lode project, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2017 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”).  All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

A photo accompanying this announcement is available at
http://www.globenewswire.com/NewsRoom/AttachmentNg/5295967f-cb48-4b2a-8b0c-8976bdd9c5fd